UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): August 20, 2008
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                          JACOBS FINANCIAL GROUP, INC.
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             (Exact name of Registrant as specified in its charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        0-21210                                   84-0922335
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 (Commission File Number)            (I.R.S. Employer Identification Number)

         300 Summers Street, Suite 970, Charleston, West Virginia 25301
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               (Address of Principal Executive Offices) (Zip Code)

                                 (304) 343-8171
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              (Registrant's Telephone Number, Including Area Code)


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              (Former name, former address and former fiscal year,
                         if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

     Item 1.01 Entry into a Material Definitive Agreement

On August 20, 2008, the Registrant entered into a definitive Stock Purchase Agreement (the "Purchase Agreement") with National Indemnity Company ("NICO"), pursuant to which the Registrant agreed to acquire 100% of the outstanding stock of Unione Italiana Reinsurance Company of America ("Unione"). Unione is a New York domiciled insurer licensed in 24 states and has license applications pending with the Commonwealth of Kentucky and with the Financial Management Service of the United States Department of Treasury. The purchase price for the acquisition of Unione (the "Transaction") is equal to the sum of (i) $2,750,000 plus (ii) an amount in cash equal to Unione's New York statutory policyholders' surplus as of the closing date of the Transaction (the "Closing") less (iii) $75,000 (which amount is equal to a good faith deposit previously provided to NICO (the "Deposit")). Based on the Statutory Statements of the condition and affairs of Unione, as filed with the New York Insurance Department for the period ended December 31, 2007, Unione's New York Statutory policyholders' surplus was equal to approximately $36.3 million.

Contemporaneous with the Closing, NICO and Unione have agreed to enter into a 100% Quota Share Reinsurance Agreement in the form attached as Exhibit A to the Purchase Agreement (the "Reinsurance Agreement") pursuant to which NICO will reinsure Unione for all liabilities of Unione under insurance and reinsurance contracts issued on or prior to the Closing and expenses relating thereto. Pursuant to the Purchase Agreement, NICO has agreed to indemnify the Registrant from and against all liabilities of any kind whatsoever of Unione incurred or arising with respect to periods prior to Closing.

The Closing is subject to certain conditions, including (i) consent of the New York Insurance Department regarding the change in ownership of Unione and (ii) consent of the New York Insurance Department and the Nebraska Insurance Department regarding the execution and delivery of the Reinsurance Agreement. Additionally, the Purchase Agreement requires the Registrant to deliver a certificate by October 15, 2008 to the effect that the Registrant has sufficient funds available to consummate the Transaction. Among other rights of termination, in the event that the Registrant fails to deliver such certificate by October 15, 2008, NICO may terminate the Purchase Agreement, and either party may terminate the Purchase Agreement if the Closing does not take place on or prior to December 31, 2008. The Purchase Agreement provides that, except in the case of a willful breach by the Registrant, if the Purchase Agreement is terminated by NICO as a result of the Registrant's failure to deliver the financing certificate by October 15, 2008 or if the Closing shall not occur by December 31, 2008, NICO may retain the Deposit as liquidated damages, and the Deposit shall be the exclusive remedy of NICO against the Registrant.

There can be no assurance that the Registrant will be able to secure the necessary financing to consummate the Transaction.

The foregoing summary of the Purchase Agreement is qualified in all respects by the Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference. The foregoing summary of the Reinsurance Agreement is qualified in all respects by the form of Reinsurance Agreement attached hereto as Exhibit 10.2, which is incorporated herein by reference.


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

SECTION 9. FINANCIAL STATEMENTS & EXHIBITS

      (d)   Exhibits

            10.1 Stock Purchase Agreement
            10.2 Reinsurance Agreement



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Jacobs Financial Group, Inc.
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                                        (Registrant)


                                /s/ John M. Jacobs
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Date: August 26, 2008           John M. Jacobs
                                President






























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